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                      SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549



                                   FORM 8-K

                                CURRENT REPORT



                      Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934


                                Date of Report
                      (Date of earliest event reported)
                              September 30, 1994
                              ------------------

                             CLEVELAND-CLIFFS INC
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)



        Ohio                     1-8944                   34-1464672
- ------------------------------------------------------------------------------
(State or jurisdiction        (Commission               (IRS Employer
   of incorporation)          File Number)            Identification No.)



           1100 Superior Avenue, Cleveland, Ohio         44114-2589
           --------------------------------------------------------
           (Address of principal executive offices)      (Zip Code)



      Registrant's telephone number, including area code (216) 694-5700
                                                         --------------


                                Not Applicable
        -------------------------------------------------------------
        (Former name or former address, if changed since last report)



           The Exhibit Index is located on page 6 of this filing.
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Item 2.  Acquisition or Disposition of Assets.
         -------------------------------------

         On September 30, 1994, Cleveland-Cliffs Inc, an Ohio corporation ("Cliffs"), acquired through its wholly-owned subsidiary, Cliffs Minnesota Minerals Company, a Minnesota corporation ("CMMC") (Cliffs and CMMC collectively called "Buyers"), all of the outstanding shares of stock of Cyprus Northshore Mining Corporation, a Delaware corporation ("Northshore") (consisting of 100 shares of Common Stock, par value $1.00 per share), from Cyprus Amax Minerals Company, a Delaware corporation ("Cyprus"). Northshore in turn owns all of the issued and outstanding capital stock of Cyprus Silver Bay Power Corporation, a Delaware corporation ("Power"). For the stock of Northshore, Buyers made a cash payment to Cyprus of $66,000,000, plus an estimated net working capital amount of $31,245,115.73, for a total of $97,245,115.73. The Buyers paid for the acquisition from current cash and
marketable securities.    An appropriate cash adjustment will be made
between the Buyers and Cyprus within forty-five (45) days of the closing date to cover the difference between the estimated net working capital paid at closing and actual net working capital determined upon receipt of actual financial information as of the September 30, 1994 closing date, which adjustment may be in either Cyprus or Buyers' favor.

         Northshore is primarily engaged in the production of iron ore pellets and Power is primarily engaged in the retail and wholesale sale of electric power. The principal assets of Northshore consist of an iron ore mine and processing facilities, with a current annual capacity of four million tons of iron ore pellets, supported by six million tons of annual concentrate capacity, and the principal asset of Power consists of a 115 megawatt power generation plant. Cliffs intends that Northshore will continue its iron ore business as presently conducted.


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Item 7.  Financial Statements, Pro Forma Financial
         Information and Exhibits.
         -----------------------------------------

         (a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED. It is impractical to provide the required financial statements for Northshore at the time of this report on Form 8-K. These financial statements will be filed as they are available, which will be as soon as practicable, but shall in no event be later than 60 days after October 15, 1994.
         (b) PRO FORMA FINANCIAL INFORMATION. It is impractical to provide the required pro forma financial information at the time of this report on Form 8-K. The pro forma financial information will be filed as soon as it is available, which will be as soon as practicable, but shall in no event be later than 60 days after October 15, 1994.
         (c) EXHIBITS
         2. Stock Purchase Agreement, dated as of September 30, 1994, among Cleveland-Cliffs Inc, Cliffs Minnesota Minerals Company and Cyprus Amax Minerals Company.(1)





_______________________________
(1) The Exhibits, Annexes and Schedules to the Stock Purchase Agreement do not contain information which is material to an investment decision and which is not otherwise disclosed in such Agreement. The omitted Exhibits, Annexes and Schedules include the following: (i) Financial Statements of Mining; (ii) Financial Statements of Power; (iii) Calculations of Net Monetary Working Capital;


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_______________________________
1.    Footnote Continued From Previous Page

      (iv) Form of Opinion of Counsel to the Seller; (v) Form of Opinion of Counsel to the Buyers; (vi) Adjustment Chart for Mix of Acid Pellet/Flux Pellet Production; (vii) Form 8023A; (viii) Exceptions to the Seller's Representations and Warranties Concerning the Transaction; (ix) Exceptions to the Buyers' Representations and Warranties Concerning the Transaction;
      (x) Exceptions to and Disclosure Related to the Buyers' Representations and Warranties Concerning the Companies; (xi) Environmental and Other Governmental Permits Issued in the Name "Cyprus"; (xii) Directors and Officers of the Companies; (xiii) Notices, Filings and Consents Contravention; (xiv) Exceptions to Title to Assets Representation; (xv) Certain Significant Differences Between Seller's Standard Accounting Practices and GAAP; (xvi) Exceptions to Subsequent Events
      Representations; (xvii) Exceptions to Legal Compliance; (xviii) List of Real Property in which the Companies have an Ownership or Leasehold Interest. Encumbrances and Dispositions of Real Property since 1989;
      (xix) Material Items of Intellectual Property; (xx) Exceptions to Representations as to Material Contracts; (xxi) Exceptions to Representations as to Accounts Receivable and Notes; (xxii) Material Litigation; (xxiii) Names, Social Security Numbers and Outstanding Workers' Compensation Claims of the Companies' Employees; (xxiv) List of Employee Benefit Plans. Exceptions to Employee Benefit Plan Representations; (xxv) Exceptions to Permits and Licenses
      Representations. List of Permits and Licenses; (xxvi) Exceptions to MSHA Representations. The registrant agrees to furnish a copy of any omitted Exhibit, Annex or Schedule to the Securities and Exchange Commission upon request.



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                                   SIGNATURE
                                   ---------

 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        CLEVELAND-CLIFFS INC
                                        (Registrant)




                                        By  /s/ John S. Brinzo
                                            -------------------------
                                            John S. Brinzo
                                            Senior Executive - Finance


Date:  October 13, 1994


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                                 EXHIBIT INDEX
                                 -------------

 Exhibit                                                                Page
 Number                             Exhibit                            Number
 ------                 ------------------------------------           ------
   2                    Stock Purchase Agreement,                       7-84
                        dated as of September 30, 1994,
                        among Cleveland-Cliffs Inc,
                        Cliffs Minnesota Minerals Company
                        and Cyprus Amax Minerals Company




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